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                                                                EXHIBIT (A)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             STARRETT CORPORATION
                                      AT
                             $12.25 NET PER SHARE
                                      BY
                           STARTT ACQUISITION, INC.
                         A WHOLLY-OWNED SUBSIDIARY OF
                           STARTT ACQUISITION, LLC

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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON NOVEMBER 20, 1997, UNLESS THE OFFER IS EXTENDED.

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To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated October 23 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by Startt Acquisition, Inc., a New York corporation ("Purchaser") and a wholly-owned subsidiary of Startt Acquisition, LLC, a Delaware limited liability company ("Parent"), to purchase all of the outstanding shares of common stock, par value $1.00 per share (collectively, the "Shares"), of Starrett Corporation, a New York corporation (the "Company"), at $12.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

     1. The tender price is $12.25 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

     2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 20, 1997, unless the Offer is extended.

     3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 16, 1997 (the "Merger Agreement"), by and between Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned directly or indirectly by the Company, held by the Purchaser or Parent or any held by shareholders who perfect their dissenters' rights under New York law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

     4. The Board of Directors of the Company unanimously has approved the Merger Agreement, the Offer and the Merger, determined that the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company, and recommends acceptance of the Offer and approval and adoption of the Merger Agreement and the Merger by the shareholders of the Company.


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     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, when added to the Shares beneficially owned by Purchaser or its affiliates, together with the Shares tendered by certain shareholders of the Company pursuant to an agreement with Purchaser, represent at least two-thirds of the Shares outstanding on a fully-diluted basis (the "Minimum Tender Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals set forth in the Offer to Purchase. Pursuant to the Merger Agreement, Purchaser has agreed to extend and re-extend the Offer from time to time for up to ten business days at a time until December 31, 1997, if at the initial Expiration Date (as defined in the Offer to Purchase), or any extension thereof, all conditions to the Offer have not been satisfied or waived, unless in the reasonable judgment of Parent or Purchaser, such conditions are incapable of being satisfied before December 31, 1997. Notwithstanding the foregoing, Parent and Purchaser may, in their judgment, extend and re-extend the Offer, from time to time, but in no event beyond December
    31, 1997 if the Company elects to terminate the Merger Agreement. Any and all conditions of the Offer, other than the Minimum Tender Condition, may be waived by Purchaser.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of any book-entry transfer) an Agent's Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, should be sent to ChaseMellon Shareholder Services, L.L.C., the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

   The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

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                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF

                             STARRETT CORPORATION

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 23, 1997 and the related Letter of Transmittal, in connection with the offer by Startt Acquisition, Inc., a New York corporation and a wholly-owned subsidiary of Startt Acquisition, LLC, a Delaware limited liability company, to purchase for cash all outstanding shares of common stock, par value $1.00 per share (collectively, the "Shares"), of Starrett Corporation, a New York corporation.

   This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.


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DATED:    , 1997

                       NUMBER OF SHARES TO BE TENDERED:

                             __________ SHARES*


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                                 SIGNATURE(S)


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                             PLEASE PRINT NAME(S)


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                           PLEASE PRINT ADDRESS(ES)


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                       AREA CODE AND TELEPHONE NUMBER(S)


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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)


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 * I (WE) UNDERSTAND THAT IF I (WE) SIGN THIS INSTRUCTION FORM WITHOUT
   INDICATING A LESSER NUMBER OF SHARES IN THE SPACE ABOVE, ALL SHARES HELD BY YOU FOR MY (OUR) ACCOUNT WILL BE TENDERED.
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